Exhibit (d)(2)



                                NEUBERGER BERMAN
                            ADVISERS MANAGEMENT TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A

Portfolios                                          Date Added to Agreement
----------                                          -----------------------

Balanced Portfolio                                      November 3, 2003
Growth Portfolio                                        November 3, 2003
Guardian Portfolio                                      November 3, 2003
International Portfolio                                 November 3, 2003
Lehman Brothers Short Duration Bond Portfolio           November 3, 2003
Mid-Cap Growth Portfolio                                November 3, 2003
Partners Portfolio                                      November 3, 2003
Real Estate Portfolio                                   November 3, 2003
Regency Portfolio                                       November 3, 2003
Socially Responsive Portfolio                           November 3, 2003
Small-Cap Growth Portfolio                              November 3, 2003
Lehman Brothers High Income Bond Portfolio               June 10, 2004
International Large Cap Portfolio                       August 15, 2006

--------------------------------------------------------------------------------

                                   SCHEDULE B

         Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Management Agreement shall be calculated in accordance with the following schedules:

Balanced Portfolio
Growth Portfolio
Guardian Portfolio
International Large Cap Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio
Regency Portfolio
Socially Responsive Portfolio

0.55% on the first $250 million of average daily net assets
0.525% on the next $250 million of average daily net assets
0.50% on the next $250 million of average daily net assets
0.475% on the next $250 million of average daily net assets
0.45% on the next $500 million of average daily net assets

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0.425% on the next $2.5 billion of average daily net assets
0.40% on average daily net assets in excess of $4 billion

Small-Cap Growth Portfolio

0.85% on the first $500 million of average daily net assets 0.825% on the next $500 million of average daily net assets 0.80% on the next $500 million of average daily net assets 0.775% on the next $500 million of average daily net assets 0.75% on the next $500 million of average daily net assets 0.725% on average daily net assets in excess of $2.5 billion

International Portfolio

0.85% on the first $250 million of average daily net assets
0.825% on the next $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.775% on the next $250 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on the next $1 billion of average daily net assets
0.70% on average daily net assets in excess of $2.5 billion

Lehman Brothers Short Duration Bond Portfolio

0.25% on the first $500 million of average daily net assets
0.225% on the next $500 million of average daily net assets
0.20% on the next $500 million of average daily net assets
0.175% on the next $500 million of average daily net assets
0.15% on average daily net assets in excess of $2 billion

Real Estate Portfolio

0.85% of average daily net assets

Lehman Brothers High Income Bond Portfolio

0.48% of average daily net assets

DATED: March 26, 2008